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                                                                     EXHIBIT 2.2



                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

               This Amendment No. 1 to Agreement and Plan of Merger ("Amendment") is made and entered into as of the 29th day of April, 1999, by and among Intervisual Books, Inc., a California corporation ("Parent"), FFM Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Fast Forward Marketing, Inc., a California corporation (the "Company"), Steven D. Ades, an individual and President of the Company ("Ades"), and Steven D. Ades and Laurie Levit, Trustees of the Steven Ades and Laurie Levit Revocable Family Trust UTD April 18, 1991 (the "Trust" or the "Shareholder").

                                 R E C I T A L S

        A. Parent, Merger Sub, Company, Ades and the Trust entered into an Agreement and Plan of Merger dated March 29, 1999 (the "Agreement") which provides for the merger of the Company into Merger Sub in accordance with the terms and conditions contained in the Agreement. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meanings given to such terms in the Agreement.

        B. The parties hereto desire to make certain amendments to the Agreement with regard to clarifying the name of Shareholder and extending the period of time for the Closing.

                                A G R E E M E N T

               For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Amendment to Name. The parties hereby clarify the references to the Shareholder to mean the Steven Ades and Laurie Levit Revocable Family Trust UTD April 18, 1991.

               2. Amendment to Section 1.2. The reference to "April 30, 1999" found in the first sentence of Section 1.2 on page 2 of the Agreement is hereby amended to be "May 21, 1999".

               3. Amendment to Section 8.1(b). The date "April 30, 1999" found in the first sentence of Section 8.1(b) on page 38 of the Agreement is hereby amended to be "May 21, 1999".



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               4.     Amendment to Section 1.12(d). The reference to "closing
bid price contained in subparagraph 2 of Section 1.12(d) is hereby amended to be "last sale price". Ades and Shareholder hereby indemnify and agree to hold Parent harmless from and against any claim or controversy arising from the FFM Employees as a result of this Amendment.

               5. Modifications and Conflicts. Except as expressly amended, modified or supplemented herein, all of the terms and conditions of the Purchase Agreement remain in full force and effect; provided, however, that in the event of any conflict between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

               6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together will constitute one and the same instrument.

               7. Governing Law. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

                            [Signature Page Attached]



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               IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


FAST FORWARD MARKETING, INC.,          INTERVISUAL BOOKS, INC.,
a California corporation               a California corporation


By: /s/ Steven D. Ades                 By: /s/ Waldo H. Hunt
    -----------------------------          -------------------------------------
        Steven D. Ades, President              Waldo H. Hunt, Chairman of the
                                               Board and Chief Executive Officer


By: /s/ Laurie Levit                   By: /s/ Gail A. Thornhill
    -----------------------------          -------------------------------------
Name:  Laurie Levit                            Gail A. Thornhill, Secretary
Title: Secretary


ADES                                   FFM ACQUISITION CORP.,
                                       a California corporation

/s/ Steven D. Ades                     By: /s/ Dan P. Reavis
---------------------------------          -------------------------------------
Steven D. Ades, an individual               Name:  Dan P. Reavis
                                            Title: President and Secretary

SHAREHOLDER


/s/ Steven D. Ades
---------------------------------
Steven D. Ades, Trustee of the
Steven Ades and Laurie Levit
Revocable Family Trust UTD
April 18, 1991


/s/ Laurie Levit
---------------------------------
Laurie Levit, Trustee of the
Steven Ades and Laurie Levit
Revocable Family Trust UTD
April 18, 1991